UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2010

SILVER AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10775 Double R Boulevard Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

775-996-8200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry Into a Material Definitive Agreement.

On April 30, 2010, Silver America, Inc. (the “Company”) entered into a private placement subscription agreement (the “Subscription Agreement”), with a certain non-U.S. investor (the “Investor”), whereby the Company agreed to sell the Investor 333,333 shares of its restricted common stock, par value $0.00001 per share at $0.60 per share for an aggregate purchase price of Two Hundred Thousand Dollars ($200,000) (the “Purchase Price”) (collectively, the “Offering”).   The closing of the Offering also took place on April 30, 2010, at which time the Company and the Investor executed the Subscription Agreement and the Investor delivered the Purchase Price to the Company.  The Subscription Agreement contained customary representations, warranties and covenants of both parties.

The foregoing description is qualified in its entirety by reference to the Subscription Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 –Unregistered Sales of Equity Securities

As disclosed above under Item 1.01, in connection with the Offering, on April 30, 2010 the Company entered into a private placement Subscription Agreement with a certain non-U.S. Investor.  The disclosure contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.  Pursuant to the terms of the Subscription Agreement, the Company issued an aggregate of 333,333 shares of its common stock, par value $0.00001 per share, to the Investor in exchange for a purchase price of $200,000.  All of the securities issued to the Investor are being issued in reliance upon certain exemptions from the registration requirements of the Securities Act of 1933, as amended, including Section 4(2) and Regulation S of the Securities and Exchange Commission and from various similar state exemptions.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Private Placement Subscription Agreement, dated April 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER AMERICA, INC.,
a Nevada corporation

Dated: May 6, 2010	By:	/s/ Johannes Petersen
Johannes Petersen
Chief Executive Officer